UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-1206400
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3524 Airport Road

Maiden, North Carolina 28650

(Address of Principal Executive Offices)

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-A is filed to supplement and amend the information set forth in the Form 8-A of Air T, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) (File No. 001-35476) on December 15, 2014 (the “Original Form 8-A”). The Original Form 8-A was previously amended by Amendment No. 1 to Form 8-A filed by the Company on December 17, 2014, and the Original Form 8-A, as so amended, is incorporated herein by reference.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

On September 26, 2016, the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), entered into Amendment No. 1 to Rights Agreement dated as of September 26, 2016 (the “Amendment”) relating to the Rights Agreement (the “Rights Agreement”), dated as of December 15, 2014, between the Company and the Rights Agent.

The description of the Amendment is incorporated by reference herein to the information set forth in Item 1.01 of the Company’s Current Report on Form 8-K, dated September 26, 2016, and is qualified in its entirety by reference to the Rights Agreement and the Amendment. The Amendment is filed as an exhibit hereto and is incorporated by reference herein. The Rights Agreement was previously filed as Exhibit 4.1 to the Company’s Form 8-K filed on December 15, 2014, and is also incorporated by reference herein.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this Registration Statement.

Exhibit	Description

3.1	Certificate of Designations of Series B Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on December 15, 2014, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 15, 2014.

4.1

Rights Agreement, dated as of December 15, 2014, between Air T, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on

Form 8-K dated December 15, 2014.

4.2	Amendment No. 1 to Rights Agreement dated as of September 26, 2016 between Air T, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 26, 2016.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2016

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey, Vice President- Finance, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit	Description

3.1	Certificate of Designations of Series B Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on December 15, 2014, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 15, 2014.

4.1

Rights Agreement, dated as of December 15, 2014, between Air T, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on

Form 8-K dated December 15, 2014.

4.2	Amendment No. 1 to Rights Agreement dated as of September 26, 2016 between Air T, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 26, 2016.